UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2011 (May 25, 2011)

MASSEY ENERGY COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-7775	95-0740960
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 North 4th Street, Richmond, Virginia 23219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 21, 2010, the Dodd-Frank Wall Street and Consumer Protection Act (the “Dodd-Frank Act”) was enacted. Section 1503 of the Dodd-Frank Act contains new reporting requirements regarding mine safety, including disclosing on a Current Report on Form 8-K the receipt of an imminent danger order under section 107(a) of the Federal Mine Safety and Health Act of 1977 (the “Mine Act”) issued by the Mine Safety and Health Administration (“MSHA”).

On May 25, 2011, Mammoth Coal Company, a subsidiary of Massey Energy Company (the “Company”) and the operator of the Company’s Mammoth #2 Gas mine, received an imminent danger order under section 107(a) of the Mine Act due to methane and oxygen levels in the mine. At the time of the order, the mine was not producing coal due to an earlier roof fall that necessitated changes in ventilation before mining could resume. Before these ventilation changes could be completed, the Company and MSHA personnel detected a methane reading of 5% with 19.1% oxygen at the mine. An imminent danger order was entered and all personnel were removed from the affected area. Ventilation controls were adjusted and the methane was cleared from the area, resulting in the termination of the order. No one was injured as a result of the incident.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: May 31, 2011	By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Vice President and Corporate Secretary